UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EKSPORTFINANS ASA

(Exact name of registrant as specified in its charter)

Kingdom of Norway	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Dronning Mauds gate 15. N-0250 Oslo, Norway
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
USD 100,000,000.00 Increase of USD 500,000,000.00 Floating Rate Notes due October 7, 2013	NYSE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates: 333-164694.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Eksportfinans ASA hereby incorporates by reference the description of its securities to be registered hereunder contained in (a) the Prospectus dated February 4, 2010 under "Description of debt securities" and the Prospectus Supplement dated February 4, 2010 under "Description of debt securities," in each case filed with the Securities and Exchange Commission (the Commission) on February 4, 2010, (b) the Free Writing Prospectus dated October 7, 2011 and filed with the Commission pursuant to Rule 433 on October 11, 2011 and (c) Amendment No. 2 dated October 7, 2011 to Pricing Supplement No. 542, dated September 29, 2011, filed with the Commission pursuant to Rule 424(b)(3) on October 12, 2011; in the case of (a), (b) and (c), in connection with the Registration Statement on Form F-3 ASR (File No. 333-164694) filed with the Commission on February 4, 2010 and which became immediately effective upon filing.

Item 2. Exhibits.

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Eksportfinans ASA
(Registrant)

By: /s/ Oliver Siem

Name: Oliver Siem

Title: Executive Vice President

Date: October 12, 2011